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                                                                   EXHIBIT 10.3


                                FIRST AMENDMENT

                                       TO

                           DELL COMPUTER CORPORATION

                                 INCENTIVE PLAN

         Dell Computer Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts an amendment to the Dell Computer Corporation Incentive Plan (the "Incentive Plan"), as specified below.

                                    RECITALS

         A. The Incentive Plan was submitted to, and approved by, the stockholders of the Company at the Company's Annual Meeting of Stockholders held on June 22, 1994. Following such approval, the Incentive Plan was adopted by the Company effective June 22, 1994.

         B. The Board of Directors of the Company (the "Board"), acting at a meeting duly called and held on May 18, 1995 in accordance with the applicable provisions of the DGCL and the Company's Bylaws, did duly adopt resolutions (1) approving the amendment to the Incentive Plan described herein (subject to the approval of such amendment by the stockholders of the Company),
(2) directing that such amendment be submitted to the stockholders of the Company for consideration at the Company's Annual Meeting of Stockholders held on July 21, 1995 and (3) directing that, upon approval and adoption of such amendment by the stockholders of the Company, the Incentive Plan be amended as described herein.

         C. The stockholders of the Company, acting at the Company's Annual Meeting of Stockholders duly called and held on July 21, 1995 in accordance with the applicable provisions of the DGCL and the Company's Bylaws, did duly consent to, approve and adopt the amendment to the Incentive Plan described herein and approved the Incentive Plan, as so amended.

         Now, therefore, the Company hereby adopts the following amendment to the Incentive Plan:

         1. Increase In Number Of Authorized Shares. Section 2.1 of the Incentive Plan is hereby amended by replacing the number "4,500,923" in such provision with the number "8,500,923."

         2.      Increase In Minimum Exercise Price Of Nonstatutory Options And
SARS.

                 (a) Section 1.43 of the Incentive Plan is hereby amended by replacing the words "fifty percent" in such provision with the words "seventy-five percent."

                 (b) Section 6.4 of the Incentive Plan is hereby amended by replacing the words "fifty percent" in the last sentence of such provision with the words "seventy-five percent."





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         3.      No Effect On Other Provisions.  Except as described in
Paragraphs 1 and 2 above, the terms, conditions and provisions of the Incentive Plan shall remain in full force and effect and shall be unaffected by this amendment.

         4. Effective Date Of Amendment. This amendment, and the changes to the provisions of the Incentive Plan effected hereby, shall be effective as of July 21, 1995.

         In witness whereof, the Company, acting by and through its duly authorized officer, has executed this instrument to be effective as of the date specified in Paragraph 4 above.

                                     DELL COMPUTER CORPORATION


                                     By:  /s/ MICHAEL S. DELL
                                              Michael S. Dell,
                                              Chairman of the Board and
                                               Chief Executive Officer

Attest:


/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.,
Assistant Secretary





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